SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549


                            FORM 8-K


                         CURRENT REPORT


               Pursuant to Section 13 or 15(d) of
              the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  December 28,
1999


                   MONONGAHELA POWER COMPANY
     (Exact name of registrant as specified in its charter)

Ohio                     1-5164            13-5229392
(State or other          Commission File   (IRS Employer
 jurisdiction of         Number)            Identification
 incorporation)                             Number)



                      1310 Fairmont Avenue
                       Fairmont, WV 26554

(Address of principal executive offices)


Registrant's telephone number,
  including area code:                          (304)  366-3000

Item 5.   Other Events.

               On December 20, 1999, Allegheny Energy, Inc.
          (Allegheny) announced that it has entered into a stock purchase agreement pursuant to which Allegheny intends to purchase Mountaineer Gas Company, a wholly owned subsidiary of Energy Corporation of America (ECA) for $323 million, (which includes the assumption of approximately $100 million in debt), subject to certain adjustments. Allegheny anticipates assigning all of its rights and obligations under the stock purchase agreement to its wholly-owned subsidiary, Monongahela Power Company, prior to the closing contemplated by the stock purchase agreement. The transactions contemplated by the stock purchase agreement are conditioned upon the prior receipt of regulatory approvals, including but not limited to the approval of the Securities and Exchange Commission pursuant to the Public Utility Holding Company Act of 1935. The foregoing text is qualified in its entirety by the press release dated December 20, 1999, and the stock purchase agreement which are attached as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

Item 7    Exhibits

          Ex. 99.1       Press release dated December 20, 1999

          Ex. 99.2       Stock Purchase Agreement








                           SIGNATURES


        Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                Monongahela Power Company




Dated:  December 28, 1999       By:  /S/THOMAS K. HENDERSON
                                Name:   Thomas K. Henderson
                                Title:  Vice President

                         EXHIBIT INDEX


Item No. 7                    Exhibits

                              Ex.99.1     Press release dated
							December 20, 1999

                              Ex.99.2     Stock Purchase
                                          Agreement